UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 13, 2021

RING ENERGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-36057	90-0406406
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

	1725 Hughes Landing Blvd. Suite 900 The Woodlands, TX	77380
	(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including Area Code: (281) 397-3699

Not Applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value	REI	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant Section 13(a) of the Exchange Act.  ☐

Item 5.02   Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On April 13, 2021, the Board of Directors (the “Board”) of Ring Energy, Inc. (the “Company”) approved the Company’s Amended and Restated Bylaws (the “Bylaws”), effective April 13, 2021, which include amendments (i) to formally establish the position of Lead Independent Director of the Board (the “Lead Independent Director”) within the Bylaws, (ii) to clarify certain rights and authority of the Lead Independent Director and the office of Chairman of the Board, and (iii) to address certain other technical and conforming amendments.

The foregoing description of the Bylaws is qualified in its entirety by reference to the full text of the Bylaws filed as Exhibit 3.1 to this Current Report on Form 8-K, which is marked to show changes to the bylaws of the Company previously in effect and which is incorporated by reference herein.

Item 8.01 Other Events

On April 13, 2021, the Board adopted a Lead Independent Director Charter (the “Lead Independent Director Charter”), in order to expand the role of the Lead Independent Director and specify certain additional responsibilities of the Lead Independent Director.

A copy of the Lead Independent Director Charter is filed as Exhibit 99.1 to this Current Report on Form 8-K and is also available on the investor relations section of the Company’s website, www.ringenergy.com, by selecting “Investors” and then “Governance.”

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

3.1	Amended and Restated Bylaws of Ring Energy, Inc.

99.1	Lead Independent Director Charter

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RING ENERGY, INC.
(Registrant)

Date: April 15, 2021	By:	/s/ Travis Thomas

Travis Thomas
Chief Financial Officer